Independent auditors' consent

-------------------------------------------------------------------------

The board of trustees and shareholders
IDS Special Tax-Exempt Series Trust
        Massachusetts Tax-Exempt Fund
        Michigan Tax-Exempt Fund
        Minnesota Tax-Exempt Fund
        New York Tax-Exempt Fund
        Ohio Tax-Exempt Fund
        IDS Insured Tax-Exempt Fund



We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                          KPMG Peat Marwick LLP



/s/KPMG Peat Marwick LLP
Minneapolis, Minnesota
August 28, 1998